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                                                                 Exhibit 10.31.8





            AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF LICENSES,
                PARTICIPATION AGREEMENTS AND RESIDENT AGREEMENTS
                                    (MASTER)

         THIS AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF LICENSES, PARTICIPATION AGREEMENTS AND RESIDENT AGREEMENTS (this "Collateral Assignment") is made as of this 23rd day of December, 1997, by SUNRISE EAST ASSISTED LIVING LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Virginia (the "Assignor") for the benefit of NATIONSBANK, N.A. (the "Agent") as agent for itself and for certain additional lenders (collectively with the Agent, the "Lenders") who are participating as lenders in a bank group pursuant to an Agency Agreement of even date (as amended, restated or substituted from time to time, the "Agency Agreement").

                                    RECITALS

         A. The Assignor obtained from the Agent and certain other lenders (collectively, the "Original Lenders") a credit facility in the maximum principal sum of $90,000,000 (the "Original Credit Facility") which was a non-revolving line of credit pursuant to which the Assignor could obtain certain construction/interim loans (each a "Facility Loan;" collectively, the "Facility Loans") for assisted living facilities and independent living facilities. The Original Credit Facility has been evidenced by a Master Promissory Note dated June 13, 1996 as amended pursuant to a First Amendment to Master Promissory Note dated September 5, 1996 and by a Second Amendment to Master Promissory Note dated March 31, 1997 (collectively, the "Master Note").

         B. In connection with the making of each Facility Loan, the Assignor executed a promissory note in the maximum principal sum of each Facility Loan (each a "Facility Note" and collectively, the "Facility Notes"). Availability under the Master Note was reduced by the principal sum of each Facility Note. As of the date hereof, seven (7) Facility Loans have been made under the Original Credit Facility evidenced by eight (8) Notes. In connection with the Original Credit Facility, the Assignor executed a Collateral Assignment of Licenses, Participation Agreements and Resident Agreements in favor of the Original Lenders dated June 13, 1996 (the "Original Collateral Assignment").

         C. The Assignor has applied to the Lenders to increase the maximum principal sum of the Original Credit Facility to $250,000,000 or such greater amount as the Lenders may from time to time commit to lend pursuant to the Agency Agreement (such
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increased and modified credit facility being hereinafter referred to as the
"Credit Facility" or the "Loan") and to provide that the Credit Facility will be revolving. Advances or readvances are to be made pursuant to, and secured by, the provisions of that certain Amended and Restated Financing and Security Agreement dated the same date as this Agreement by and between the Agent and the Assignor (as amended, restated or substituted from time to time, the "Financing Agreement") and that certain Amended and Restated Master Construction Loan Agreement dated the same as this Agreement by and between the Agent and the Assignor (as amended, restated or substituted from time to time, the "Construction Agreement").

         D. The Loan will be evidenced by an Amended, Restated and Increased Master Promissory Note (as amended, restated, renewed or substituted from time to time, the "Note"). The Note will be secured by, among other things, certain Deeds of Trust (as defined in the Financing Agreement) from the Borrower or a Guarantor Subsidiary in favor of the Lenders covering the Borrower's or the Guarantor Subsidiary's interest in the Land and the Improvements for the applicable Facility (as defined hereinafter) and such other real and personal property as shall be therein more particularly set forth (collectively, the "Property"). The Credit Facility is evidenced, secured and guaranteed by certain Financing Documents (as defined in the Financing Agreement).

         E. The Note, the Deeds of Trust, this Agreement, this Collateral Assignment, Financing Agreement, the Construction Agreement, and all other documents evidencing or securing the Loan are hereinafter referred to collectively as the "Financing Documents."

         F. It is a condition of the making available of the Credit Facility by the Lenders to the Assignor that the Guarantor executes and delivers this Agreement to the Agent.

         G. The Lenders have agreed to make the Loan on the condition, among others, that the Assignor execute and deliver this Agreement and that any Guarantor Subsidiaries join in this Collateral Assignment pursuant to a Joinder Agreement and related Security Documents at such time as the Guarantor Subsidiary executes a Deed of Trust.





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                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, of the respective representations, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loan to the Assignor and as additional security for payment and performance of the Obligations, the Assignor hereby covenants and agrees with the Agent and amends and restates the Original Collateral Assignment in its entirety as follows:

                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

         SECTION 1.1 Recitals. The Recitals set forth hereinabove are incorporated herein by reference.

         SECTION 1.2 Definitions. All capitalized terms used in this Collateral Assignment and not otherwise defined herein shall have the respective meanings specified in the Financing Agreement, unless the context clearly indicates otherwise. The following terms shall have the following meanings:

                 "Agreements" means collectively the Licenses, Participation Agreements and Resident Agreements.

                 "Collateral" means (a) all of the Licenses, Participation Agreements and Resident Agreements, whether now owned or existing or hereafter acquired or arising, (b) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (c) all cash and non-cash proceeds and products of the foregoing.


                 "Governmental Authority" or "Governmental Authorities" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Licenses" means any and all licenses, certificates of need, operating permits, operating rights, franchises, and other licenses, governmental authorizations, certifications, permits and approvals issued by, or on behalf of, any Governmental Authority, now or hereafter existing with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation by the Assignor of assisted living facilities and/or independent living facilities (within the





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meaning of the applicable law in which the applicable Property is located)
(individually, the "Facility"; collectively, the "Facilities"), including (without limitation) if and as required by any Governmental Authority any and all operating licenses, pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription and/or use of drugs, medications and other "controlled substances", and any and all licenses issued by any Governmental Authority relating to the operation of food and beverage facilities and/or other amenities.

                 "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                 "Participation Agreements" means any and all third party payor participation and/or reimbursement agreements relating to the care of patients located at and the operation of the Facilities previously, now or hereafter, at any time existing relating to rights to payment and/or reimbursement from, and claims against, governmental and private insurers, including rights to payment and/or reimbursement from, and claims against, federal, state and local Governmental Authorities, and/or private or quasi-public insurers, including, without limitation, rights and claims relating to Medicare, Medicaid, Veterans Administration, or other private insurers, as the same may from time to time be amended, restated, extended, supplemented or modified.

                 "Resident Agreement" or "Resident Agreements" means one or more agreements for resident services between the Assignor and each resident of the Facilities in which the Assignor has agreed and will agree to provide certain assisted living services, independent living services and other related services at the Facilities, for which each Resident will pay certain Service Charges for professional services rendered by the Assignor (collectively, the "Service Charges") in accordance with, and subject to the terms and conditions of, a Resident Agreement.

Unless otherwise defined in this Collateral Assignment, all terms used in this Collateral Assignment which are defined by the applicable Uniform Commercial Code shall have the same meanings as assigned to them by the applicable Uniform Commercial Code unless and to the extent varied by this Collateral Assignment. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Collateral Assignment shall refer to this Collateral Assignment as a whole and not to any particular provision of this Collateral Assignment, and section, subsection,





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schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Collateral Assignment unless otherwise specified. As used in this Collateral Assignment, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.





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                                   ARTICLE 2

                             COLLATERAL ASSIGNMENT

         SECTION 2.1 Collateral Assignment. As security and collateral for the payment of all of the Obligations, and for performance of, and compliance with, by the Assignor, all of the terms, covenants, conditions, stipulations and agreements contained in this Collateral Assignment, the Financing Agreement and each of the other Financing Documents, and to the extent permitted under Laws and the Agreements, as applicable, the Assignor hereby transfers, pledges, sets over and collaterally assigns to the Agent, for itself and for the ratable benefit of the Lenders, and grants to the Agent, for itself and for the ratable benefit of the Lenders, a lien on, and security interest in, all right, title and interest of the Assignor in, to, and under the Agreements, together with all rights, privileges and entitlements thereunder and all cash and non-cash proceeds thereof including, among other things, all of the Assignor's rights to the payment of Service Charges and all other rights and remedies under, and in connection with, any and all Resident Agreements, hereafter executed and delivered to the Assignor, including, without limitation, the rights to enforce, collect and liquidate any such Service Charges. The Agent expressly acknowledges that the collateral assignment, grant and exercise of security interests as are created hereby are subject to Laws applicable to health care providers and health care facilities such as those operated by the Assignor, including, Laws protecting the confidentiality of patient information. The Agent also acknowledges that, in connection with any exercise of any of the security interests or other rights created herein, it may be necessary to obtain approvals of, consents from, or new agreements with, various third parties, including third party payors such as Medicare, Medicaid, Veterans Administration, and other private insurance carriers, and from relevant health care regulatory authorities and agencies. Notwithstanding anything to the contrary contained herein, the Agent acknowledges and agrees that, except to the extent permitted by applicable Laws, none of the receivables which arise out of accounts payable by Medicare and/or Medicaid to Assignor, including, without limitation, any and all depository accounts into which the proceeds of all or any such receivables may at any time hereafter be deposited are intended to be absolutely or collaterally assigned to the Lenders by this Collateral Assignment unless payments on such Receivables have been first paid to and deposited with the Assignor; the Assignor acknowledges and agrees, however, that this Collateral Assignment is intended to grant to the Lenders a security interest in any and all receivables which arise out of accounts payable by Medicare and/or Medicaid.

                 The Assignor makes no representations regarding whether this assignment of Licenses will be accepted by applicable





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Governmental Authorities.

                 Notwithstanding anything herein to the contrary, nothing contained herein shall impose upon the Agent any of the obligations or liabilities of the Assignor under the Agreements and provided further that the Agent shall not exercise any rights under such Agreements unless and until an Event of Default has occurred and continues beyond the expiration of any applicable grace and/or notice and cure periods, under the Financing Agreement.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Licenses. The Assignor represents and warrants to the Lenders that (a) to its best knowledge, information and belief no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach of any condition to issuance, maintenance, renewal and/or continuance of any License, (b) the Assignor has paid or will pay when necessary to obtain a License all fees, charges and other expenses to the extent due and payable, and has provided all information and otherwise complied with all material conditions precedent, to the extent feasible, to the issuance, maintenance, renewal, and continuance of all material Licenses and
(c) no License has been or is expected to be issued for a period of less than twelve (12) months from the date of issuance as a consequence of any sanctions imposed by any Governmental Authority.

         SECTION 3.2 Participation Agreements. The Assignor represents and warrants to the Lenders that (a) the Participation Agreements, if any, to which the Assignor will be a party will be valid and binding on the Assignor and, to the best knowledge of the Assignor, on the other parties thereto, and will be at the time of execution and delivery thereof in full force and effect, and will not be evidenced by any chattel paper or instrument, (b) the Assignor is eligible for third party payments under, and in connection with, any and all Participation Agreements to which it is presently a party, and (c) the Assignor is currently not a party to any Participation Agreement.

         SECTION 3.3 Resident Agreements. The Resident Agreements will be valid and binding on the Assignor, and to the best of the Assignor's knowledge, on the other parties thereto, will be, at the time of execution and delivery thereof in full force and effect. All Resident Agreements will be entered into on the Assignor's standard form, pre-approved by the Agent.

         SECTION 3.4 Places of Business, Location of Collateral, Names and Addresses. The Assignor warrants that the address of the Assignor's chief executive office and each other place of





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business of the Assignor is or will be as specified on Exhibit A attached to and made a part of this Collateral Assignment. The Collateral and all books and records pertaining to the Collateral are and will be located at the address or addresses indicated on Exhibit A as may be modified from time to time. The Assignor will immediately advise the Agent in writing of the opening of any new place of business or the closing of any of its existing places of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept.

         SECTION 3.5 Title to Collateral. The Assignor has or will have good and marketable title to all of the Collateral, and the Collateral is or will be free and clear of any and all Liens other than Liens in favor of the Lenders and Permitted Liens.

         SECTION 3.6 Perfection of Security Interest. The Lenders will have and will continue to have as security for the Obligations a first priority, valid and perfected security interest in, and Lien on, all of the Collateral.

         SECTION 3.7 Accuracy of Information The information contained in Exhibit A attached to and a part of this Collateral Assignment, is true, complete and correct in all respects.

                                   ARTICLE 4

                                   COVENANTS

         Until payment in full of the Loan and the other Obligations, the Assignor hereby covenants and agrees as follows:

         SECTION 4.1 Defense of Title and Further Assurances. To promptly upon request, execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, collateral assignment, continuation statement, security agreement, certificate or other document the Agent may reasonably require in order to perfect, preserve, maintain, protect, continue and/or extend the collateral assignment, lien or security interest granted to the Lenders under this Collateral Assignment and its priority. The Assignor shall pay to the Agent on demand all taxes, costs and expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument. Such taxes, costs and expenses shall constitute and become a part of the Obligations. A copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Assignor will from time to time do whatever the Agent may request by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, and other





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notices and amendments and renewals thereof and the Assignor will take any and all steps and observe such formalities as the Agent may request, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Assignor shall pay to the Agent on demand all taxes, costs and expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts are expected to become subject to the control of, or in the possession of, a party other than the Assignor, the Assignor shall cause all such parties to execute and deliver such security documents, financing statements or other documents as requested by the Agent and as may be necessary to evidence and/or perfect the security interest and Lien of the Lenders in those proceeds. The Assignor hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution from time to time, to take such actions as are described in this Section as well as any other action which the Assignor is required to take under this Collateral Assignment or under any of the other Financing Documents.

         SECTION 4.2 Performance under Licenses; Amendments to Licenses. To promptly and faithfully comply with and perform in all material respects its obligations and duties under all terms of all Licenses in accordance with the terms thereof, including, without limitation, the payment of any and all issuance, renewal or other fees, charges, assessments and other expenses assessed by any issuing Governmental Authority in connection with any of the Licenses, and including, further, the filing of any and all reports, surveys, schedules, certificates, applications and other items required by any issuing authority as a condition precedent to any renewal, issuance, or continuance of any of the Licenses. The Assignor will not request any changes or amendments to any of the Licenses which are not customarily made in the ordinary course of business and which would result in a material adverse change in the financial condition or operations of the Assignor, or terminate, restrict, or cancel any of the Licenses, to the extent any such termination, restriction or cancellation would have a materially adverse effect on the financial condition or operations of the Assignor. If requested by the Agent, copies of all Licenses, together with any amendments to, or renewals of, the Licenses, will be delivered by the Assignor to the Agent. If the Assignor fails to make or cause to be made any payment of any fee, charge, expense or other assessment necessary to the issuance, renewal or continuance of any License, or otherwise fails to perform any condition to the issuance, renewal, maintenance or issuance of any License, or the preservation of any License from any restriction or limitation, the Agent may, without notice to the Assignor and without waiving any default or releasing the Assignor from any of the Obligations, and without being under any obligation to do so, make such payment or perform such condition, for the account of the Assignor. All amounts so





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paid by the Agent and all reasonable costs, fees and expenses incurred by the
Agent in connection with such payment or performance (including, without limitation, reasonable attorney's fees and expenses) shall be immediately due and payable by the Assignor as part of the Obligations, together with interest at the default rate of interest charged under the Note, until the same are paid in full by the Assignor. The Assignor will take any and all steps necessary to renew the Licenses in accordance with all Laws, except to the extent that the Assignor deems such renewal to be, in the exercise of prudent business judgment, contrary to its best interests.

         SECTION 4.3 Performance under Resident Agreements. To faithfully abide by, perform and fulfill in all material respects each and every term, covenant and condition of each Resident Agreement binding on the Assignor; and, unless, and until such time as the Agent notifies the Assignor to the contrary after the occurrence and during the continuance of an Event of Default, to use its best efforts to enforce or secure the performance of each and every term, covenant and condition of each such Resident Agreement by the patients to be performed or fulfilled, unless the Assignor elects otherwise in the exercise of its good faith, commercially reasonable, and prudent business judgment.

         SECTION 4.4 Performance under Contracts; Amendments to Participation Agreements. To promptly and faithfully comply with and perform in all material respects all of its obligations and duties under all terms of the Participation Agreements in accordance with the terms thereof, and will make no changes or amendments to the Participation Agreements which are not customarily made in the ordinary course of business and which result in a material adverse effect on the financial condition or operations of the Assignor, or terminate or cancel any of the Participation Agreements, other than in the ordinary course of business, or to the extent the Assignor deems such termination or cancellation to be, in the exercise of prudent business judgment, in the best interests of the Assignor. If requested by the Agent, copies of all amendments to the Participation Agreements will be delivered by the Assignor to the Agent. The Assignor will take any and all steps necessary to renew the Participation Agreements to which it is a party, except to the extent that the Assignor deems such renewal to be, in the exercise of prudent business judgment, contrary to its best interests.

         SECTION 4.5 Information and Notifications. To promptly (i) furnish to the Agent to the extent reasonably requested by the Agent, evidence of the issuance, renewal or continuance of any License, and compliance with all conditions under which such License exists, (ii) inform the Agent of any written notices received relating to the threatened or actual revocation, restriction, suspension or expiration of any License, and (iii) notify the Agent in writing of the happening of any of the





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following events: (a) any modification of any of the provisions of any of such
Licenses which substantially affect any of such Licenses, (b) failure or inability of the Assignor to comply in all material respects with any conditions of such Licenses, (c) any revocation, suspension, probation, expiration, amendment, or rescission of any of the Licenses or pending or threatened revocation, suspension, probation, expiration, amendment, or rescission of any of the Licenses (d) as a consequence of any sanction of a Governmental Authority, the issuance or threatened issuance of any License for a period of less than twelve (12) months from the date of issuance, and (e) any modification of any of the provisions of any of the Participation Agreements to which it is a party which substantially affect any of the Participation Agreements and which would result in a materially adverse change in the financial condition or operations of the Assignor; and (f) any voluntary, involuntary, pending or threatened decertification or declared ineligibility of any of the Assignor's rights to participate under any of the Participation Agreements.

         SECTION 4.6 Maintenance of the Collateral. The Assignor shall not permit anything to be done to the Collateral which may impair the value thereof. The Agent, or an agent designated by the Agent, shall be permitted to enter the premises of the Assignor and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Agent shall not have any duty to, and the Assignor hereby releases the Agent from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to preserve any rights against any other party with an interest in the Collateral.

         SECTION 4.7 Business Names; Locations. The Assignor will notify the Agent not less than thirty (30) days prior to (a) any change in the name under which the Assignor conducts its business, (b) any change of the location of the chief executive office of the Assignor or of its general partner, and
(c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

         SECTION 4.8 Liens. The Assignor will not create, incur, assume or suffer to exist any Lien upon any of the Collateral, except for Liens securing the Obligations and Permitted Liens.

         SECTION 4.9 Transfer of Collateral. The Assignor will not transfer, or permit the transfer, to another location of any of the books and records related to any of the Collateral, without the prior written consent of the Agent.





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                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

         SECTION 5.1 Remedies Upon Default. Subject to the provisions and understandings of Section 2.1 of this Collateral Assignment and to the extent permitted by applicable Laws, upon or at any time after the occurrence and during the continuance of an Event of Default, the Agent may, without notice and without regard to the adequacy of security for the obligations and in addition to any other remedy which the Agent may have at law or in equity under the Financing Documents, either in person or by agent with or without bringing any action or proceeding, or by a receiver to be appointed by a court:

                 (a) enforce any and all rights and remedies of the Assignor under and in connection with any of the Licenses, to the extent permitted by Law, and subject to the provisions of the Financing Agreement and
Section 2.1 of this Collateral Assignment,

                 (b)      make, cancel, enforce or modify any of the Licenses,

                 (c) enforce any and all rights and remedies of the Assignor under and in connection with any of the Participation Agreements, to the extent permitted by Law, and subject to the provisions of the Financing Agreement, Section 2.1 of this Collateral Assignment and the Participation Agreements,

                 (d) make, cancel, enforce or modify any of the Participation Agreements, including, without limitation, the collateral assignment of any such Participation Agreements to third parties, contacting Governmental Authorities, seeking approvals and consents of any and all Governmental Authorities to the transfer of any of the Participation Agreements,

                 (e) make, cancel, enforce or modify any of the Resident Agreements, fix or modify fees,

                 (f) either with or without taking possession of any of the Facilities, in its own name sue for or otherwise collect and receive such fees, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including just and reasonable compensation for all its employees and other agents (including, without limitation, reasonable attorneys' fees and management commissions) upon any indebtedness secured hereby, in such order and manner as the Agent may determine in its reasonable discretion; provided, however, that the Agent shall at all times act in accordance with Section 2.1 of this Collateral Assignment, the provisions of the Financing Agreement, the Financing





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Documents, and each of the Agreements.

                 The Agent may act upon any notice, request, consent, demand, statement, note or other paper or document believed by it to be genuine and to have been signed by the party or parties purporting to sign the same. The Lenders shall not be liable to the Assignor for any error of judgment, or for any act done or step taken or omitted, or for any mistake of law or fact, or for anything which it may do or refrain from doing in good faith, and generally shall not have any accountability hereunder except for fraud, gross negligence or willful misconduct.

                 Any default by the Assignor in the performance of any term, covenant or condition herein contained which shall continue uncured for a period of thirty (30) days after the date of written notice thereof to the Assignor shall constitute and be deemed to be an immediate Event of Default under the terms of the Construction Agreement, entitling the Lenders, without additional notice or cure periods, to every and all rights, privileges and remedies contained in this Collateral Assignment, the Financing Agreement and the other Financing Documents.

                 Except as provided in the Financing Agreement or any of the other Financing Documents, the entering upon and taking possession of any or all of the Facilities, the collection of such fees, issues and profits and the application thereof as aforesaid, shall not cure or waive any Event of Default or waive, modify or affect notice of an Event of Default under the Financing Agreement or any of the other Financing Documents or invalidate any act done pursuant to such notice. The Lenders may exercise their rights and privileges under this Collateral Assignment as often as any default shall occur and continue under this Collateral Assignment.

                                   ARTICLE 6

                                    REMEDIES

         Upon the occurrence of an Event of Default, the Lenders shall be entitled, at their option, to exercise the following rights and remedies:

         SECTION 6.1 Costs. The Assignor agrees to pay to Agent as part of the Obligations all reasonable expenses, charges, costs, taxes, and fees (including, without limitation, reasonable attorneys' fees and expenses, whether incurred prior to the institution of any suit or other proceeding or otherwise) of any nature whatsoever paid or incurred by or on behalf of Agent in connection with the perfection, collection, maintenance, inspection, preservation, insuring, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral or the enforcement or collection of the





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
Obligations.

         SECTION 6.2 Remedies Cumulative. The rights, powers and remedies provided in this Collateral Assignment are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable Laws. Without limiting the generality of the foregoing, the Agent may:

                 (a) proceed against the Assignor and/or the Collateral with or without proceeding against any person obligated under any of the Obligations;

                 (b) proceed against the Assignor with or without proceeding under the other documents or agreements;

                 (c) without reducing or impairing the Obligations of the Assignor and without notice, release or compromise with any guarantor or other person liable for all or any part of the Obligations;

                 (d) without reducing or impairing the Obligations of the Assignor and without notice thereof: (i) fail to perfect the security interests and/or other interests of the Lenders in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) allow all or any Obligations to arise after the date of this Collateral Assignment, (iii) waive any provision of this Collateral Assignment, (iv) exercise or fail to exercise rights of set-off or other rights, (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations, and (vi) take or fail to take any action under this Collateral Assignment or against any one or more persons obligated under the Obligations.

The Assignor hereby waives and releases all claims and defenses against the Lenders and/or with respect to the payment or the enforcement of the Obligations and the Lenders' rights in the Collateral on account of any of the foregoing.

                                   ARTICLE 7

                                 MISCELLANEOUS

         SECTION 7.1 Indemnification. The Lenders shall not be obligated to perform or fulfill, nor do they hereby undertake to perform or fulfill, any term, condition or covenant under any of the Agreements, or by reason of this Collateral Assignment. The Assignor shall and does hereby agree to indemnify and to hold the Lenders harmless of and from any and all liability, loss or damage which it may or might incur under any of the Agreements or by reason of this Collateral Assignment, including, without limitation, any amounts claimed or asserted by any parties under the Agreements, except those arising from any fraud, gross negligence or willful misconduct of the Lenders, and of and from any and all claims and demands whatsoever which may be asserted against the Lenders, by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or conditions contained in the Agreements. Should the Lenders incur any such liability, loss or damage under any of the Agreements or under or by reason of this Collateral Assignment, or in the defense of any such claims or demands, the amount thereof, including Enforcement Costs, shall be secured hereby, and the Assignor shall reimburse the Lenders therefor immediately upon demand, with interest at the default rate of interest charged under the Note.

         SECTION 7.2 Continuation of this Collateral Assignment. Upon the payment and performance in full of all of the Obligations, this Collateral Assignment shall become and be void and of no effect, but the affidavit of any officer of the Agent showing any part of the Obligations remaining unpaid or the continuing effect of the Financing Agreement, shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Collateral Assignment, and any Person may and is hereby authorized to rely thereon. A demand on any patient under any of the Resident Agreements by the Agent for the payment of Service Charges or any other fees due under, or in connection with, any Resident Agreement or upon the occurrence of any Event of Default claimed by the Agent shall be sufficient to warrant such patient to make future payments of such fees to the Agent without the necessity for further consent by the Assignor.

         SECTION 7.3 Successors and Assigns. The rights, powers, privileges and discretions (hereinafter collectively called the "rights") specifically granted to the Lenders herein are not in limitation of, but in addition to, those to which the Lenders are entitled under any general or local law relating to security interests and Liens. The rights to which the Lenders may be entitled shall inure to the benefit of their successors and assigns. All the rights of the Lenders are cumulative and not alternative and may be enforced successfully or concurrently. Failure of the Lenders to exercise any of its rights shall not impair any of their rights nor be deemed a waiver thereof and no waiver of any of its rights shall be deemed to apply to any other such rights nor shall any waiver be effective unless in writing and signed by the Lenders. The terms and conditions agreed to by the Assignor and the covenants of the Assignor shall be binding upon the successors and assigns of the Assignor, but this provision does not waive any prohibition of assignment or any requirement of consent to an assignment.

         SECTION 7.4 Illegality. If fulfillment of any provision hereof or any transaction related hereto, at the time transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Collateral Assignment in whole or part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Collateral Assignment shall remain operative and in full force and effect.

         SECTION 7.5 Waiver of Acceptance by Assignor. The Assignor hereby waives acceptance of this Collateral Assignment by the Lenders.

         SECTION 7.6 Counterparts. This Collateral Assignment may be executed in any number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same instrument.

         SECTION 7.7 Amendments. Neither this Collateral Assignment nor any term, condition, representation, warranty, covenant or agreement hereof may be changed, waived, discharged or terminated orally, but, rather, only by an instrument in writing by the party against whom such change, waiver, discharge or termination is sought.

         Section 7.8 Assignments by Lenders. The Lenders may, without notice to, or consent of, the Assignor, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Collateral Assignment and any of the other Financing Documents as fully as the Lenders, provided that the Lenders shall continue to have the unimpaired right to enforce the provisions of this Collateral Assignment and any of the other Financing Documents as to so much of the Obligations that the Lenders have not sold, assigned or transferred.

         SECTION 7.9 Governing Law. This Collateral Assignment shall be governed and construed in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Assignor has executed and delivered this Collateral Assignment under seal as of the day and year first written above.

WITNESS OR ATTEST:             SUNRISE EAST ASSISTED LIVING LIMITED
                               PARTNERSHIP, a Virginia limited partnership

                               By:     Sunrise Assisted Living
                                       Investments, Inc., general partner

__/s/ Wayne G. Tatusko                     By: __/s/ James S. Pope__(SEAL)
  ---------------------                          -----------------
                                                      James S. Pope
                                                      Vice President



STATE/COMMONWEALTH OF VIRGINIA,
CITY/COUNTY OF __Fairfax__, TO WIT:

         I, _Dawn A. Washington_, a Notary Public in and for the jurisdiction aforesaid, do hereby certify on this 23rd day of December, 1997, that James S. Pope as Vice President of Sunrise Assisted Living Investments, Inc., a Virginia corporation, the general partner of Sunrise East Assisted Living Limited Partnership, a Virginia limited partnership, who executed the foregoing instrument, personally appeared before me and acknowledged said Instrument to be his act and deed that he executed said Instrument for the purposes therein contained.

         WITNESS my hand and Notarial Seal.



                                                   __/s/ Dawn A. Washington___
                                                     ----------------------
                                                   Notary Public

My Commission Expires:

                       EXHIBIT A TO COLLATERAL ASSIGNMENT
                            AS OF DECEMBER 23, 1997

         The Assignor further represents and warrants to the Lenders as follows:

1. The exact legal name of Assignor is as stated in the initial paragraph to this Collateral Assignment.


2.       The Assignor's Federal Tax Identification Number is:


                                  __________54-1746596_________

3.       (a)     The Assignor's chief executive office is:

                                  c/o Sunrise Assisted Living, Inc.
                                  9401 Lee Highway, Suite 300
                                  Fairfax, Virginia  22031

         (b) The Assignor in fact manages the main part of its business operations from that address; and

         (c) It is at that address that persons dealing with the Assignor would normally look for credit information.

4.       Location of Books and Records

                                  Sunrise Assisted Living, Inc.
                                  9401 Lee Highway, Suite 300
                                  Fairfax, Virginia  22031

                                  Sunrise of Franconia
                                  6541 Franconia Road
                                  Springfield, Virginia  22150
                                  Fairfax County

                                  Sunrise of Abington
                                  1801 Susquehana Road
                                  Abington, Pennsylvania  19001
                                  Montgomery County

                                  Sunrise of Granite Run
                                  Rte. 352 and Barren Road
                                  Middletown Township, Pennsylvania  19063
                                  Delaware County

                                  Sunrise of Morris Plains
                                  209 Littleton Road
                                  Morris Plains, New Jersey  07950

                               PG. 2 - EXHIBIT A


                                  Sunrise of Old Tappan
                                  195 Old Tappan Road
                                  Old Tappan, New Jersey  07675

                                  Sunrise of Wayne
                                  184 Berdan Avenue
                                  Wayne, New Jersey  07470

                                  Sunrise of Westfield
                                  240 Springfield Avenue
                                  Westfield, New Jersey  07090

5. The mailing address of the Assignor to be inserted on financing statements covering the Collateral is:

                 c/o Sunrise Assisted Living Investments, Inc.
                 9401 Lee Highway, Suite 300
                 Fairfax, Virginia  22031
                 Attn: Thomas B. Newell, Esquire

6. In the twelve years preceding the date hereof, the Assignor has not changed its name, identity or structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than the jurisdiction in which its chief executive office is currently located, except as follows: